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                                             Exhibit B1


NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Quarter Ended December 31, 1998
(Unaudited, Subject to Adjustment)


INCOME

  Revenue (1)                                            $ 68,795
                                                         --------
  Total income                                             68,795
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                         64,523
     Depreciation                                             552
     Selling, general and administrative expenses           8,407
     Income tax                                            (1,525)
                                                         --------
  Total operating expenses                                 71,957
                                                         --------

  Other income (expense), net                                 117
                                                         --------
Net income/(loss)                                          (3,045)

Accumulated deficit at beginning of period                (19,428)
                                                         --------
Accumulated deficit at end of period                     $(22,473)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)